Exhibit 5.1

March 20, 2015

U.S. Geothermal Inc.
390 E. Parkcenter Blvd.,
Boise, Idaho 83706

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to U.S. Geothermal Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by certain selling stockholders of up to 684,916 shares of common stock, par value $0.001 per share, of the Company (the “Shares”).

     We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinion, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

     Based on the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

     Our opinion expressed above is limited to the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP